EXIBIT 99.1



CONTACT:
-------


Paul Looney, CEO and Chairman                         Kathleen Breslin
BioSphere Medical, Inc.                               MS&L
781-681-7920                                          212-213-7076
plooney@biospheremed.com                              kathleen.breslin@mslpr.com
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Robert Palladino, CFO
Biosphere Medical, Inc.
781-681-7925
bpalladino@biospheremed.com
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     NEW ONE YEAR DATA DEMONSTRATE THE BENEFITS OF UFE: SHORTER RECOVERY AND
           FEWER COMPLICATIONS THAN HYSTERECTOMY FOR UTERINE FIBROIDS

                      Controlling Fibroids Without Surgery

   One-Year Data was Presented at Society of Interventional Radiology Meeting


SALT LAKE CITY, UT 3/31/03 (NASDAQ:BSMD) -- Women with painful uterine fibroids who choose uterine fibroid embolization (UFE) to treat their symptoms experience fewer complications, stay in the hospital fewer days and return to work faster than women who have a hysterectomy, according to the results of an extensive clinical study conducted at 11 leading edge medical institutions. The clinical trial data, that was reviewed by the FDA, was presented Friday, March 28th at the Society of Interventional Radiology (SIR) annual meeting in Salt Lake City by renowned uterine fibroid expert Dr. James Spies, associate professor of Radiology, Georgetown University Hospital, Washington, D.C.

Additionally, women treated with UFE experienced marked reductions in blood loss and heavy bleeding. Both treatments were similarly effective in reducing other common fibroid symptoms, including pelvic pain, pelvic discomfort, and urinary frequency. UFE is a non-surgical, uterus-sparing procedure in which tiny emboli are injected into blood vessels to stop the blood supply to fibroids.

"The results of this study are important because they demonstrate that UFE is an effective fibroid treatment when compared to hysterectomy," said Dr. Spies, lead author of the study. "It offers women a less invasive, non-surgical option to consider when discussing the best ways to treat their symptomatic uterine fibroids with their physicians."

Uterine fibroids are common benign tumors that grow from the muscular wall of the uterus. Fibroids may cause heavy bleeding, pelvic discomfort, pelvic disfigurement, anemia, and create pressure on other organs. According to a survey conducted by the SIR, 57 percent of women with fibroids rank them as "highly problematic." And, one in five women with fibroids experiences symptoms that can become so severe and debilitating that her everyday life is greatly impacted. This new medical information from the heavily reviewed clinical study demonstrates that women no longer need to live with the impact of fibroids on their everyday life and surgery is not required to resolve the symptoms caused by the fibroids.

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STUDY DETAILS

Women treated with UFE had a shorter mean hospital stay than the hysterectomy group (0.83 days vs. 2.3 days, p<0.001) as well as a quicker return to work (10.7 days vs. 32.5 days, p<0.001). The embolization group also experienced marked reductions in blood loss scores (55.6% at 3 months, 58.1% at 6 months, p<0.001) and menorrhagia scores (46.8% at 3 months, 56.6% at 6 months, 61.3% at 12 months, p<0.001). Similar numbers of patients showed improvements in bulk symptoms at 12 months in both procedures for pelvic pain (UFE 84% vs. hysterectomy 98%, p=0.021), pelvic discomfort (UFE 83% vs. hysterectomy 95%, p=0.055), and urinary dysfunction (UFE 80% vs. hysterectomy 79%, p=0.819). Complications were substantially more likely to occur in women treated with hysterectomy (50% vs. 27.5%, p=0.01) with a trend toward more serious complications.

In the study, 102 women had a UFE procedure using EmboSphere(R) Microspheres, the first and only cleared embolic device for UFE, while 50 women had a hysterectomy.

"Today, hysterectomy is still the primary treatment for symptomatic uterine fibroids - almost one-third of the 600,000 hysterectomies performed in the U.S. each year are for fibroids," said Dr. Spies. "With comparable symptom reduction, a shorter recovery time, and fewer serious complications than hysterectomy, UFE is an option patients may want to consider for treating their fibroids."

The study was sponsored by BioSphere Medical, Inc. and was conducted at 11 clinical centers across the United States.

NON-SURGICAL  UTERUS-SPARING OPTION
UFE is a catheter-based procedure performed by an interventional radiologist. It has an extensive history and was first described in 1995 by Jean-Jacques Merland and his colleagues at Hopital Lariboisiere in Paris, France. During the procedure, a small incision is made in the groin and a catheter is guided into the uterine arteries. Embosphere Microspheres are injected via the catheter into the blood vessels that feed the fibroids. Over time, the lack of nourishing blood causes the fibroids to shrink, resulting in symptom reduction. UFE is not recommended for women who want to have children.

NEW "FIBROID  BLOCKER"
In November 2002, the FDA cleared BioSphere Medical's 510(k) application for Embosphere Microspheres in UFE procedures to treat symptomatic fibroids. They are the first and only embolic device to be cleared for this indication. They have an extensive clinical history and have been used in more than an estimated 15,000 UFE procedures worldwide. And, according to company estimates, over 30,000 embolization procedures worldwide have utilized Embosphere Microspheres since their April 2000 clearance for use in hypervascularized tumors and vascular malformations.

Embosphere Microspheres are round, hydrophilic beads made of an acrylic co-polymer. The smooth round surface of the beads prevents clumping within the catheter and the blood vessels, promoting ease and accuracy of delivery. In addition, the elasticity of the microspheres facilitates passage through small delivery systems.

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ABOUT  BIOSPHERE  MEDICAL,  INC.

BioSphere Medical, Inc., based in Rockland, Massachusetts, is a medical device company focused on the management of tumors and vascular malformations by occluding their blood supply. The company is pioneering the use of patented and proprietary bio-engineered microspheres as a new class of embolic. BioSphere Medical's lead products, Embosphere Microspheres and EmboGold Microspheres, have been previously cleared by the FDA for the treatment of hypervascularized tumors and vascular malformations and Embosphere Microspheres has been cleared for use in Uterine Fibroid Embolization. BioSphere Medical has received CE Mark approval in the European Community and approvals in various foreign countries which allow the company to sell Embosphere Microspheres and EmboGold Microspheres for use in general embolization procedures, including uterine fibroid embolization. For additional information about BioSphere Medical, see the company's website at www.biospheremed.com.


CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS - This press release and the Company's web site contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the timing and outcome of the Company's regulatory approval efforts and the market opportunity for Embosphere Microspheres for UFE. The Company uses words such as "plans," "seeks," "projects," "believes," "may," "anticipates," "estimates," "should'" and similar expressions to identify these forward-looking statements. These statements are subject to risks and uncertainties and are based upon the Company's beliefs and assumptions. There are a number of important factors that may affect the Company's actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the Company's control and are difficult to predict. These important factors include, without limitation, risks relating to the failure of Terumo to successfully market and sell the company's products, the failure of the Company to achieve or maintain necessary regulatory approvals, either in the United States or internationally, with respect to the manufacture and sale of its products; to successfully develop, commercialize and achieve widespread market acceptance of the Embosphere Microspheres and EmboGold Microsphere technologies for uterine fibroid embolization, targeted liver embolization and other applications; to provide patent and other proprietary protection for the Company's products; the absence of or delays and cancellations of, product orders; delays, difficulties or unanticipated costs in the introduction of new products; competitive pressures; the inability of the Company to raise additional funds to finance the development, marketing, and sales of its products; general economic conditions; as well as those risk factors detailed in the Company's Quarterly Report on Form 10-K for the year ended December 31, 2002 filed by the Company with the Securities and Exchange Commission and other periodic reports filed with the Commission. In addition, the forward-looking statements included in this press release represent BioSphere Medical's estimates as of the date of this release. BioSphere Medical anticipates that subsequent events and developments will cause its estimates to change. However, while BioSphere Medical may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing BioSphere Medical's estimates or views as of any date subsequent to the date of this release.

   For more information on UFE, call 1-877-ASK-4UFE or visit www.ASK4UFE.com.



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